WHOLESALE SALES AGREEMENT


Agreement dated as of __________________, 2001, by and among the Continental Assurance Company ("Insurer"), a Pennsylvania life insurance company, CNA
Investor Services Inc. ("Distributor"), an Illinois corporation, and __________________________________. ("Wholesale Broker-Dealer"), a(n)
______________________ corporation.

                                    RECITALS:

A. Pursuant to an agreement with Distributor (the "Distribution Agreement"), the Insurer has appointed Distributor as the principal underwriter of the class or classes of variable insurance contracts identified in the Compensation Schedule Exhibit A ("Schedule") to this Agreement at the time that this Agreement is executed, and such other class or classes of variable insurance products that may be added to the Schedule from time to time in accordance with Section 6 of this Agreement (each, a "Class of Contracts"; all such classes, the "Contracts"). Each Class of Contracts will be issued by Insurer through one or more separate accounts of Insurer ("Separate Accounts"). Pursuant to the Distribution Agreement, Insurer has authorized Distributor to enter into separate written agreements with Wholesale Broker-Dealers and retail broker-dealers. Collectively, the Insurer, Distributor, and the Wholesale Broker-Dealer, are known as the Parties.

B. Wholesale Broker-Dealer is engaged in the business of selling various investment products, including variable insurance products.

C. The Parties to this Agreement desire that Wholesale Broker-Dealer be authorized to identify, retain, and service broker-dealers subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the Parties agree as follows:

1.       Definitions

         (a) Registration Statement - With respect to each class of Contracts, the most recent effective registration statement(s) filed with the SEC or the most recent effective post-effective amendment(s) thereto, including financial statements included therein and all exhibits thereto.

         (b) Prospectus - With respect to each Class of Contracts, the prospectus for such Class of Contracts included within the Registration Statement for such Class of Contracts; provided, however, that, if the most recently filed prospectus filed pursuant to Rule 497 under the 1933 Act subsequent to the date on which the Registration Statement became effective differs from the prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the most recently filed prospectus filed under Rule 497 from and after the date on which it shall have been filed.

         (c)      1933 Act - The Securities Act of 1933, as amended.
                  --------

         (d)      1934 Act - The Securities Exchange Act of 1934, as amended.
                  --------

         (e)      1940 Act - The Investment Company Act of 1940, as amended.
                  --------

(f)  Agent  - An  individual  associated  with  a  retail  broker-dealer  who is
     appointed   by  Insurer  as  an  agent  for  the   purpose  of   soliciting
     applications.

(g) Premium - A payment made under a Contract to purchase benefits under such Contract. -------

(h) Service Center - The Insurer's service center identified in the Producer Guide. --------------

         (i) Producers Guide - The manual and other written rules, regulations and procedures provided by Insurer to insurance agents appointed to sell the Contracts, as revised from time to time.

         (j)      SEC - The Securities and Exchange Commission.
                  ---

         (k)      NASD - The National Association of Securities Dealers, Inc.
                  ----


2.       Authorization of Wholesale Broker Dealer

         (a) Pursuant to the authority granted to it in the Distribution Agreement, Distributor hereby authorize Wholesale Broker-Dealer under the securities laws, and Insurer hereby authorizes Wholesale Broker-Dealer under the insurance laws, in a non-exclusive capacity to recruit and recommend to Distributor retail broker-dealers who will promote the offer and sale of the Contracts, and to provide services to retail broker-dealers to facilitate their solicitation for and sales of the Contracts in any state or jurisdiction of the United States, provided that, at the time of any such solicitation or sale, there is an effective Registration Statement relating to the Contracts and the Contracts are qualified for sale under applicable securities and insurance laws in such state or jurisdiction in which such solicitation or sale is to take place. If a retail broker-dealer recommended by Wholesale Broker-Dealer in accordance with the terms and provisions of this Agreement is approved by Distributor and Insurer, Distributor, Insurer, and retail broker-dealer shall enter into a selling agreement substantially in the form attached hereto as Exhibit B to this Agreement. Wholesale Broker-Dealer hereby accepts the authority granted to it pursuant to this Section. Retail broker-dealers contracted by Insurer and Distributor on the basis of efforts of Wholesale Broker-Dealer are hereinafter referred to as Selling Broker-Dealers. Distributor and Insurer acknowledge that Wholesale Broker-Dealer is an independent contractor in the performance of its duties and obligations under this Agreement. Accordingly, Wholesale Broker-Dealer is not obliged or expected to give full time and energies to the performance of its obligations hereunder, nor is Wholesale Broker-Dealer obliged or expected to represent Distributor or Insurer exclusively. Nothing herein contained shall constitute Wholesale Broker-Dealer as an employee of Distributor or Insurer in connection with the retention and supervision of Selling Broker-Dealers, or any other act or action authorized under this Agreement.

         (b) Wholesale Broker-Dealer acknowledges that no territory is exclusively assigned hereunder, and that Insurer and Distributor may in their sole discretion establish or contract independently with a broker-dealer or a wholesaling broker-dealer in any jurisdiction in which Wholesale Broker-Dealer transacts business. Distributor reserves the right in its sole discretion to suspend sales or withdraw the offering of the Contracts at any time and in any state or jurisdiction, without advance notice to Wholesale Broker-Dealer.

(c) Wholesale Broker-Dealer shall not recommend a Selling Broker-Dealer or any of its Agents to Distributor unless:

                  (i) Such Selling Broker-Dealer is duly registered as a broker-dealer under the 1934 Act, has all necessary insurance agent and broker-dealer licenses for all jurisdictions where it transacts business (or, alternatively, in the case of insurance agent licenses, is associated with a licensed insurance agent in accordance with the terms and conditions of the SEC no-action letter First of America Brokerage Services, Inc. (avail. Sept. 28,
1995)), is a member in good standing of the NASD, has obtained any other approvals, licenses, authorizations, orders or consents which are necessary to enter into a selling agreement and to perform its duties thereunder, and is bonded as required by all applicable laws and regulations; and

                  (ii) Each such Agent of such Selling Broker-Dealer proposed to be made an authorized Agent is duly registered with the NASD as a representative or principal of Selling Broker-Dealer, is duly licensed under applicable state securities laws as an agent of Selling Broker-Dealer, is duly licensed under applicable state insurance laws as an insurance agent, and has achieved a level of qualification with the NASD appropriate for Agent's marketing of the relevant the Contracts.

                  (iii) Wholesale Broker-Dealer shall recommend a Selling Broker-Dealer and its Agents by submitting a letter of recommendation substantially in the form attached hereto as Exhibit C to this Agreement.

         (d) Commencing at such time as Distributor, Insurer, and Wholesale Broker-Dealer shall agree upon, Wholesale Broker-Dealer shall assist Insurer in the appointment of broker-dealers approved by Distributor to be Selling Broker-Dealers, and their Agents approved to be appointed as authorized Agents under the applicable securities and insurance laws to sell the Contracts. Wholesale Broker-Dealer understands and acknowledges that the Insurer shall have sole discretion to appoint, refuse to appoint, renew, refuse to renew, discontinue, or terminate the appointment of any Selling Broker-Dealer or any Agent therewith. Upon termination of appointment of Selling Broker-Dealer, Wholesale Broker-Dealer shall take all action necessary to terminate the sales activities of such Selling Broker-Dealer.

         (e) Wholesale Broker-Dealer shall not directly solicit, offer or sell the Contracts to applicants or prospective applicants unless Wholesale Broker-Dealer has been made a Selling Broker-Dealer pursuant to a selling agreement with Distributor except in support of a Selling Broker-Dealer's marketing efforts and activities.

         (f) Commencing at such time as Distributor, Insurer and Wholesale Broker-Dealer shall agree upon, Wholesale Broker-Dealer shall use its best efforts to provide services and support to Selling Broker-Dealers to facilitate the offering and sale of the Contracts. Such efforts shall include but not be limited to Wholesale Broker-Dealer's distribution of Prospectuses (including prospectuses for relevant underlying funding vehicles), training materials, and marketing materials to Selling Broker-Dealers. Wholesale Broker-Dealer will also participate in the marketing activities of Selling Broker-Dealers, product training, and related administrative assistance. The specific services to be provided by Wholesale Broker-Dealer to Selling Broker-Dealers will be negotiated and agreed upon by Wholesale Broker-Dealer and Selling Broker-Dealer, separate and apart from this agreement.

In fulfilling its obligations under this Agreement, Wholesale Broker-Dealer also shall observe the following procedures during the term of this Agreement:

                  (i) Wholesale Broker-Dealer shall continuously utilize only those training materials and marketing materials which have been approved for such use by Distributor, and shall cease using any such materials immediately upon receipt of notification from Distributor that such materials are no longer to be used;

                  (ii) Wholesale Broker-Dealer shall establish and implement appropriate procedures to ensure the prompt distribution of Prospectuses, training materials, marketing materials, and any amendments or supplements thereto, to Selling Broker-Dealers. The Wholesale Broker-Dealer shall promptly collect the materials described in this paragraph from Selling Broker-Dealers when recalled by Distributor or replaced by more current materials.

                  (iii) Wholesale Broker-Dealer shall take reasonable steps to ensure that the various Selling Broker-Dealers, Agents, and their appointed representatives shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of a Contract is suitable for such applicant.

                  (iv) Wholesale Broker-Dealer has no authority to, and shall not, accept or endorse, any checks or money orders intended to be applied as premium or purchase payments to the Contracts.

         (g) The Wholesale Broker-Dealer shall not expend or contract for the expenditure of the funds of Distributor or Insurer, except as Distributor and Insurer may otherwise agree in writing. Wholesale Broker-Dealer shall pay all expenses incurred in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or unless Distributor and Insurer shall have agreed in advance in writing to share the cost of any such expenses. The Wholesale Broker-Dealer shall not possess or exercise any authority on behalf of Insurer or Distributor other than that expressly conferred on Wholesale Broker-Dealer by this Agreement. In particular, and without limiting the foregoing, the Wholesale Broker-Dealer shall have no authority, nor shall it grant such authority to any Selling Broker-Dealer or Agent, on behalf of
Insurer: to make, alter, or discharge any Contract or other insurance policy or annuity entered into pursuant to a Contract; to waive any Contract forfeiture provision; to extend the time of paying any Premiums; or to receive any monies or Premiums from applicants for or purchasers of the Contracts (except for the sole purpose of forwarding monies or Premiums to Insurer).

         (h) Wholesale Broker-Dealer acknowledges that Insurer has the right in its sole discretion to reject any applications or Premiums received by it and to return or refund to an applicant such applicant's Premium.

3.       Licensing and Registration of Wholesale Broker-Dealer
         (a) Wholesale Broker-Dealer represents and warrants its status as a broker-dealer duly registered with the SEC under the 1934 Act, and as a member in good standing of the NASD. Wholesale Broker-Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly registered as a broker-dealer under the 1934 Act and in each state or other jurisdiction in which Wholesale Broker-Dealer intends to perform its functions and fulfill its obligations hereunder.

         (b) Wholesale Broker-Dealer represents and warrants its status as a licensed life insurance agent, where required, to receive commissions or percentages of commissions. Wholesale Broker-Dealer must, at all times when performing its functions and fulfilling its obligations under this Agreement, be duly licensed to sell the Contracts in each state or other jurisdiction in which Wholesale Broker-Dealer intends to perform its functions and fulfill its obligations hereunder.

         (c) Wholesale Broker-Dealer shall ensure that no individual shall engage in efforts on its behalf in any state or other jurisdiction in which the Contracts may lawfully be sold unless (i) such individual is an associated person of Wholesale Broker-Dealer (as that term is defined in Section 3(a)(18) of the 1934 Act) and duly registered with the NASD and any applicable state securities regulatory authority as a registered person of Wholesale Broker-Dealer qualified to sell the Contracts in such state or jurisdiction,
(ii) duly licensed, registered or otherwise qualified to offer and sell the Contracts to be offered and sold by such individual under the insurance laws of such state or jurisdiction, and (iii) duly appointed by Insurer with respect to such Contracts and such state or jurisdiction.

         (d) Wholesale Broker-Dealer shall notify Insurer immediately in writing if Wholesale Broker-Dealer and/or a Selling Broker-Dealer fails to comply with any terms and conditions referenced in this Section 3.

4.       Broker-Dealer Compliance

         (a) Wholesale Broker-Dealer in connection with its wholesaling activities, shall not give any information or make any representations or statements, written or oral, concerning the Contracts, separate accounts, other than, or inconsistent with, information or representations contained in the Prospectuses, Statements of Additional Information, and Registration Statements for the Contracts, or a Fund, or in reports or proxy statements therefor, or in promotional, sales or advertising material or other information supplied and approved in writing by Distributor and Insurer.

         (b) Wholesale Broker-Dealer understands acknowledges, and represents that Contracts and Premiums thereunder shall not be solicited, offered, or sold in connection with any so-called "market timing" program, plan, arrangement, or service unless approved and sponsored by Insurer. Should Distributor or Insurer determine at its sole discretion that Wholesale Broker-Dealer or Selling Broker-Dealer is soliciting, offering, or selling, or has solicited, offered, or sold, Contracts subject to any so-called "market timing" program, plan, arrangement, or service, Distributor or Insurer may take such action which is necessary, at its sole discretion, to halt such solicitations, offers or sales. Furthermore, in addition to any indemnification provided in Section 10 of this Agreement and any other liability that Wholesale Broker-Dealer might have, Wholesale Broker-Dealer shall be liable to Distributor and Insurer and each Fund affected by any so-called "market timing" program, plan, arrangement, or service, for any damages or losses, actual or consequential, sustained by Distributor or Insurer or any Fund, as a result of any so-called "market timing" program, plan, arrangement, or service which causes such losses or damages following solicitation, offer, or sale of a Contract or Premium subject to "market timing" or similar service by Wholesale Broker-Dealer. Wholesale Broker-Dealer will not recruit retail broker-dealers engaging in the activities described in this Section 4 (b).

         (c) Wholesale Broker-Dealer shall promptly furnish to Insurer or Insurer's authorized agent any reports and information that Insurer may reasonably request for the purpose of meeting Insurer's reporting and record keeping requirements under the insurance laws of any state or under any applicable federal securities laws, rules, or regulations.

         (d) Wholesale Broker-Dealer shall secure and maintain a fidelity bond (including coverage for larceny and embezzlement), issued by a reputable bonding company acceptable to the Insurer, covering all of its directors, officers, agents, and employees who have access to funds of Insurer or Distributor. This bond shall be maintained at Wholesale Broker-Dealer's expense in at least the amount prescribed under the NASD Rules of Fair Practice. Wholesale Broker-Dealer shall provide Distributor with a copy of said bond before executing this Agreement. Wholesale Broker-Dealer shall also secure and maintain errors and omissions insurance ("E&O") in a form acceptable to the Insurer covering Wholesale Broker-Dealer. Wholesale Broker-Dealer hereby assigns any proceeds received from a fidelity bonding company, E&O coverage, or other liability coverage, to Insurer or Distributor as their interest may appear, to the extent of Insurer's or Distributor's loss due to activities covered by the bond or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Wholesale Broker-Dealer shall promptly pay such amounts on demand. Wholesale Broker-Dealer hereby indemnifies and holds harmless Insurer and Distributor from any such deficiency and from the costs of collection thereof, including reasonable attorneys' fees. Insurer's written approval of the bond shall not be unreasonably withheld.

         (e) In order for Broker-Dealer and Agents to conform to applicable state and federal laws and regulations governing the privacy of consumer information, the Broker-Dealer shall conform, and shall ensure the Agents conform, to the following restrictions on the use and disclosure of personal consumer information

                  (i) Broker-Dealer and Agents shall keep confidential personal non-health information which is obtained directly or indirectly from or on behalf of Insurer (Insurer Consumer Information) and limit access to such information to those individuals with a purpose permitted herein.

                  (ii) Broker-Dealer and Agents shall not disclose or use Insurer Consumer Information except to provide, or assist Insurer in providing, a service or product requested or authorized by the consumer or to otherwise service the policy or to assist the Insurer in the marketing of the Insurer's own products or services, or the marketing of financial products or services offered jointly by the Insurer and one or more other financial institutions, provided, however, that Broker-Dealer and Agents shall only disclose such information for such purposes and only pursuant to an agreement that the recipient will keep such information confidential and not further use or disclose the information.

                  (iii) Broker-Dealer and Agents shall keep confidential and not disclose for any purpose, except as necessary in connection with the consumer's application for insurance or as authorized by the consumer, any personal health information about a consumer which is obtained directly or indirectly from or on behalf of the Insurer (Insurer Consumer Health Information).

                  (iv) Broker-Dealer and Agents shall implement security safeguards and take all other steps necessary to protect against unauthorized access to Insurer Consumer Information and/or Insurer Consumer Health Information and to protect against any anticipated threats or hazards to the security of such information. In the event that Broker-Dealer or Agent discloses Insurer Consumer Information and/or Insurance Consumer Health Information to a third party, consistent with the provisions of this Agreement, Broker-Dealer or Agent must first obtain the agreement of the third party to implement the security safeguards described in this Agreement with respect to such information.

                  (v) The obligations of the Broker-Dealer and Agents apply with respect to any Insurer Consumer Information and/or Insurer Consumer Health Information to which the Broker-Dealer or Agents have access at any time and by any method.

                  (vi) The Broker-Dealer and Agents shall not disclose or cause to be disclosed to the Insurer any personally identifiable financial or health information regarding a consumer unless and until an Insurer-approved application for insurance is completed by the consumer or, alternatively, unless and until Broker-Dealer or Agents obtain from the consumer an authorization permitting the disclosure of such information to the Insurer for its use and disclosure.

5.       Sales Materials

         (a) During the term of this Agreement, Distributor and Insurer will provide Wholesale Broker-Dealer, without charge, with as many copies of Prospectuses (and any supplements thereto), current Fund prospectus(es) (and any supplements thereto), and applications for the Contracts, as Wholesale Broker-Dealer may reasonably request. Upon termination of this Agreement, Wholesale Broker-Dealer will promptly return to Distributor any Prospectuses, applications, Fund prospectuses, and other materials and supplies furnished by Distributor or Insurer to Wholesale Broker-Dealer.

         (b) During the term of this Agreement, Distributor will be responsible for providing and approving all promotional, sales and advertising material to be used by Wholesale Broker-Dealer in the course of its activities hereunder. Distributor will file such materials or will cause such materials to be filed with the SEC, the NASD, and/or state insurance departments, as appropriate. Wholesale Broker-Dealer shall not use or implement, nor shall it allow any Selling Broker-Dealer or Agent to use or implement, any promotional, sales or advertising material relating to the Contracts or otherwise advertise the Contracts without the prior written approval of either Distributor or Insurer.

         (c) Wholesale Broker-Dealer shall not prepare, use, distribute or provide to any person any material, software programs or illustrations for sales, training, explanatory or other purposes in connection with the recruitment, training or support of Selling Broker-Dealers or the solicitation of applicants for Contracts without the prior written approval of Distributor and Insurer. The parties contemplate that all training materials and marketing materials to be used or distributed by Wholesale Broker-Dealer hereunder or by any Selling Broker-Dealers pursuant to selling agreements with Distributor will be prepared and provided by Distributor and/or the Insurer. In the event that Wholesale Broker-Dealer prepares or develops any material proposed to be used as training material or marketing material hereunder, Wholesale Broker-Dealer shall submit all such material first to Insurer for review and approval, and shall not use or distribute any such material until approved by Insurer in writing, and then only in the form so approved by Insurer.

6.       Commissions and Expenses

         (a) Wholesale Broker-Dealer recognizes that all compensation payable to Wholesale Broker-Dealer for supervision and services hereunder will be disbursed by or on behalf of Insurer after Premiums are received and accepted by Insurer and that no compensation of any kind other than that described under the
Schedule is payable to Wholesale Broker-Dealer for the performance of its obligations hereunder. The Schedule may be amended at the exclusive discretion of the Insurer or upon thirty (30) days prior notice to the Wholesale Broker-Dealer. Wholesale Broker-Dealer agrees that wholesale compensation payable to Wholesale Broker-Dealer shall not be directly or indirectly distributed to any Selling Broker-Dealer, Agent, or representative.

         (b) Refund of Compensation. No compensation shall be payable, and Wholesale Broker-Dealer agrees to reimburse Distributor for any compensation paid to Wholesale Broker-Dealer or its representatives under each of the following conditions: (i) if Insurer, in its sole discretion, determines not to issue the Contact applied for; (ii) if Insurer refunds the Premiums upon the applicant's surrender or withdrawal pursuant to any "free-look" privilege; (iii) if Insurer refunds the Premiums paid by applicant as a result of a complaint by applicant, recognizing that Insurer has sole discretion to refund Premiums; or
(iv) if Insurer determines that any person endorsing an application who is required to be licensed or any other person or entity receiving compensation for soliciting purchase of the Contracts is not duly licensed to sell the Contracts in the jurisdiction of such sale or attempted sale.

         (c) Compensation of Wholesale Broker-Dealer. Wholesale Broker-Dealer agrees that in the event the Wholesale Broker-Dealer or the Selling Broker-Dealer or representative thereof cease to be validly licensed or registered, Wholesale Broker-Dealer shall not receive any compensation based on any Contract or on premiums or purchase payments thereafter received by Insurer from such former selling broker-dealer or Agent's customers.

         (d) Indebtedness and Right of Setoff. Nothing contained herein shall be construed as giving Wholesale Broker-Dealer the right to incur any indebtedness on behalf of Insurer or Distributor. Wholesale Broker-Dealer hereby authorizes Insurer and Distributor to set off liabilities of Wholesale Broker-Dealer to Insurer and Distributor against any and all amounts otherwise payable to Wholesale Broker-Dealer. Wholesale Broker-Dealer represents that no commissions or other compensation will be paid for services rendered in soliciting the purchase of the contracts by any person or entity not duly registered or licensed by the required authorities and appointed by Insurer to sell the Contract in the state in which such solicitation occurred; provided however, that this provision shall not prohibit the payment of compensation of the surviving spouse or other beneficiary of a person entitled to receive such compensation pursuant to a bona fide contract calling for such payment.

7. Interests in Agreement. Selling Broker-Dealers, and Agents shall have no interest in this Agreement or right to any funds to be paid to Wholesale Broker-Dealer.

8. Term and Exclusivity of Agreement. This Agreement may not be assigned except by written mutual consent of the Parties and shall continue for an indefinite term, subject to the termination by any party by providing ten-days' advance written notice to the other Parties, except that in the event Distributor or Wholesale Broker-Dealer ceases to be a registered broker-dealer or a member of the NASD, this Agreement shall immediately terminate. Upon its termination, all authorizations, rights and obligations shall cease.

9.       Complaints and Investigations

         (a) Distributor, Insurer, and Wholesale Broker-Dealer each shall cooperate fully in any securities or insurance regulatory investigation or proceeding or judicial proceeding arising in connection with this Agreement ("Customer Complaint"). Wholesale Broker-Dealer will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Distributor or Insurer with respect to Wholesale Broker-Dealer, Selling Broker-Dealer, or any Agent; and Wholesale Broker-Dealer will promptly notify Distributor and the Insurer of any written customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by Wholesale Broker-Dealer, Selling Broker-Dealer, or any Agent in connection with this Agreement or any Contract.

         (b) In the case of a Customer Complaint, Distributor, Insurer, and Wholesale Broker-Dealer will cooperate in investigating such complaint and any response by Wholesale Broker-Dealer, Selling Broker-Dealer, or Agent to such complaint will be sent to Distributor for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or facsimile.

10.      Indemnification
         (a) Wholesale Broker-Dealer shall indemnify and hold harmless Distributor and Insurer and each person who controls or is associated with Distributor or Insurer within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon:

(i) violation(s) by Wholesale Broker-Dealer, Selling Broker-Dealer, or an Agent of federal securities law or regulation(s), insurance law or regulation(s), or any rule or requirement of the NASD;

(ii) any unauthorized use of promotional, sales or advertising material, any oral or written misrepresentations, or any unlawful sales practices concerning the Contracts, by Wholesale Broker-Dealer, or a Selling Broker-Dealer or an Agent;

(iii) claims by the Agents or other agents or representatives of Selling Broker-Dealer or Wholesale Broker-Dealer for commissions or other compensation or remuneration of any type;

                  (iv) any failure on the part of Wholesale Broker-Dealer, Selling Broker-Dealer, or an Agent to submit Premiums or applications to Insurer, or to submit the correct amount of a Premium, on a timely basis and in accordance with this Agreement, the Producers Guide, or applicable law;

(v) any failure on the part of Wholesale Broker-Dealer, Selling Broker-Dealer, or an Agent to deliver the Contracts to purchasers thereof on a timely basis; or

(vi) a breach by Wholesale Broker-Dealer of any provision of this Agreement.

This indemnification will be in addition to any liability which Wholesale Broker-Dealer may otherwise have.

         (b) Distributor and Insurer, jointly and severally, shall indemnify and hold harmless Wholesale Broker-Dealer and each person who controls or is associated with Wholesale Broker-Dealer within the meaning of such terms under the federal securities laws, and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, NASD rule or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any breach by Distributor or Insurer of any provision of this Agreement. This indemnification will be in addition to any liability which Distributor and Insurer, jointly and severally, may otherwise have.

         (c) The indemnification provisions contained in this Section 10 shall remain operative in full force and effect, regardless of any termination of this Agreement. A successor by law of Distributor or Insurer, as the case may be, shall be entitled to the benefits of the indemnification provisions contained in this Section 10. After receipt by a party entitled to indemnification ("indemnified party") under this Section 10 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this Section 10 ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission so to notify the indemnifying party will not relieve it from any liability under this Section 10, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if such proceeding is settled with such consent or if final judgment is entered in such proceeding for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

11. Rights, Remedies, & Obligations Cumulative. The rights, remedies and obligations contained in this
Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the Parties hereto are entitled to under state and federal laws.

12. Notices. All notices hereunder are to be made in writing and shall be given:


If to Insurer and/or Distributor:         Stephanie R. Sledge
                          Continental Assurance Company
                                          100 CNA Drive
                                          Nashville, TN  37214

                                          Stephanie R. Sledge, Vice President
                                          CNA Investor Services, Inc.
                                          100 CNA Drive
                                          Nashville, TN  37214
if to Wholesale Broker-Dealer, to:

or such other address as such party may hereafter specify in writing. Each such notice to a party shall be either hand delivered or transmitted by registered or certified United States mail with return receipt requested, or by overnight mail by a nationally recognized courier, and shall be effective upon delivery.

13. Interpretation, Jurisdiction, Etc. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to the subject matter hereof. No prior writings by or between the Parties hereto with respect to the subject matter hereof shall be used by a party in connection with the interpretation of any provision of this Agreement. This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of Illinois.

14. Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

16. Severability. This is a severable Agreement. In the event that any provision of this Agreement would require a party to take action prohibited by applicable federal or state law or prohibit a party from taking action required by applicable federal or state law, then it is the intention of the Parties hereto that such provision shall be enforced to the extent permitted under the law, and, in any event, that all other provisions of this Agreement shall remain valid and duly enforceable as if the provision at issue had never been a part hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



Insurer:          The Continental Assurance Company


By: Name:
          ---------------------------------------------------------------

Title:
      -------------------------------------------------------------------




Distributor:      CNA Investor Services, Inc.


By: Name:
          ---------------------------------------------------------------

Title:
       ------------------------------------------------------------------




 Wholesale Broker-Dealer:
                         ------------------------------------------------

 By: Name:
           --------------------------------------------------------------

 Title:
       ------------------------------------------------------------------




                                    EXHIBIT C


                            Letter of Recommendation

                             [Wholesaler Letterhead]


 Continental Assurance Company
 [address]

 CNA Investor Services, Inc.
 [address]

                  Re:      Wholesale Broker-Dealer Agreement

 Gentlemen:

 We are pleased to recommend to you [NAME OF BROKER-DEALER] for consideration by you as a Selling Broker-Dealer under the Wholesale Broker-Dealer Agreement. In accordance with the terms and provisions of the Wholesale Broker-Dealer Agreement, we hereby represent and warrant:

1. Selling  Broker-Dealer  is duly registered as a broker-dealer  under the 1934
Act.

2. [Select appropriate alternative]

[Alternative A] Selling Broker-Dealer has all necessary insurance agent and broker-dealer licenses for all jurisdictions where it transacts business.

[Alternative B] Selling Broker-Dealer has all necessary broker-dealer licenses for all jurisdictions where it transacts business and is associated with a licensed insurance agent(s) in such jurisdictions in accordance with the terms and conditions of First of America Brokerage Services, Inc. (avail. Sept. 18,
1995).

3.   Selling Broker-Dealer is a member in good standing of the NASD.

4.   Selling   Broker-Dealer   has  obtained  any  other  approvals,   licenses,
     authorizations, orders or consents which are necessary to enter into a Selling Agreement and to perform its duties thereunder.

5. Selling Broker-Dealer is bonded as required by all applicable laws and regulations.

  Set forth on the attached schedule is a list naming each individual associated with Selling Broker-Dealer proposed to be appointed as an Agent for the purposes of soliciting applications for the Contracts. With respect to each such individual, we hereby represent and warrant that:


1. Each such individual is duly registered with the NASD as a representative or principal of Selling Broker-Dealer.

2. Each such individual is duly licensed under applicable state securities laws as an agent of Selling Broker-Dealer.

3. Each such individual is duly licensed under applicable state insurance laws as an insurance agent.

4. Each such individual has achieved a level of qualification with the NASD appropriate for his or her marketing of the Contracts.

We represent further that Selling Broker-Dealer desires to market the Contracts.

We further represent that we have no reason to believe that Selling Broker-Dealer would fail to comply with applicable law in connection with its distribution of the Contracts or otherwise or that the licenses or registrations of Selling Broker-Dealer or individuals associated with it would be revoked or suspended.

                                  * * * * * * *

All capitalized terms used in this letter shall have the meaning assigned to them in the Wholesale Broker-Dealer Agreement.

                                                   Very truly yours,


                                                   [Wholesale Broker-Dealer]

 This is to acknowledge that the Selling Broker-Dealer identified above has been approved by us and has entered into a selling agreement with us and shall be recognized as an Authorized Selling Broker-Dealer pursuant to the Wholesale Broker-Dealer Agreement.

                                              Very truly yours,


                                              CNA Investor Services, Inc.
                                              By:
                                                 -----------------------------


                                              Continental Assurance Company
                                              By:_______________________________



 Date:
         -----------------------------------